UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2017

ENDOLOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28440 (Commission File Number)	68-0328265 (IRS Employer Identification No.)

2 Musick Irvine, California (Address of principal executive offices)		92618 (Zip Code)
(949) 595-7200
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                 Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
Notwithstanding the ongoing and devastating impact of the Santa Rosa fires, Endologix, Inc.’s (the “Company”) Santa Rosa, California-based facility that manufactures and develops its Ovation® product line is safe and secure, and its operations have not been materially affected by the aforementioned. The Company resumed shipments from its Santa Rosa facility on Tuesday, October 10th, following a brief delay, and plans to resume manufacturing soon. Many of the Company’s Santa Rosa employees have been adversely impacted by the fire, but they remain committed to the continued development, manufacturing, and support of aortic devices for physicians and their patients.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: October 11, 2017	/s/ Vaseem Mahboob
Vaseem Mahboob
Chief Financial Officer